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                                   NHANCEMENT TECHNOLOGIES INC. AND SUBSIDIARIES

                                  UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                                                    MAY 31, 1999

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                                                                  (1)            (2)            (3)            AS
                                                               PREFERRED        DEBT          INFOTEL       ADJUSTED
                                                   ACTUAL      FINANCING     CONVERSION     CONVERSION      PRO FORMA
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
ASSETS
CURRENT
    Cash and cash equivalents                   $  2,431,100   $1,550,000                   $(1,250,000)   $  2,731,100
    Accounts receivable, less allowance for
      doubtful accounts of $244,400                4,519,500                                                  4,519,500
    Notes receivable from stockholders               149,500                                                    149,500
    Inventory                                      1,277,200                                                  1,277,200
    Prepaid expenses and other                       266,100                                                    266,100
    Income tax receivable                             11,600                                                     11,600
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 TOTAL CURRENT ASSETS                              8,655,000                                                  8,955,000
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PROPERTY AND EQUIPMENT                             2,031,100                                                  2,031,100
   Less accumulated depreciation                    (851,600)                                                  (851,600)
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PROPERTY AND EQUIPMENT, net                        1,179,500                                                  1,179,500
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Excess of cost over net assets acquired of
Voice Plus, Inc., net of accumulated
amortization of $166,700                             583,300                  (133,300)                         450,000
Excess of cost over net assets acquired of
Infotel, net of accumulated amortization
of $175,900                                        1,752,100                                    495,300       2,247,400
Long-term portion of notes receivable from
stockholders                                         174,400                                                    174,400
Other assets                                          25,300                                                     25,300
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                                                $ 12,369,600                                               $ 13,031,600
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LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
   Lines of credit                              $  1,283,200                                               $  1,283,200
   Accounts payable                                2,688,600                                                  2,688,600
   Accrued liabilities                             1,783,900                  (133,300)                       1,650,600
   Payable to affiliates                           1,534,200                  (116,700)      (1,390,400)         27,100
   Deferred revenue                                1,646,200                                                  1,646,200
   Current portion of long-term debt                  98,200                                                     98,200
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TOTAL CURRENT LIABILITIES                          9,034,300                                                  7,393,900
LONG-TERM DEBT, net of current portion                80,400                                                     80,400
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TOTAL LIABILITIES                                  9,114,700                                                  7,474,300
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STOCKHOLDERS' EQUITY
   Preferred stock, $0.01 par value,
      2,000,000 shares authorized, 1,308
      shares issued and outstanding                  103,200    1,550,000                                     1,653,200
   Common stock, $0.01 par value,
     20,000,000 shares authorized,
     6,103,400 shares issued and
     outstanding                                      61,100                       900            5,600          67,600
   Additional paid-in capital                     21,213,500                   115,800          630,100      21,959,400
   Accumulated deficit                           (17,865,100)                                               (17,865,100)
   Cumulative translation adjustment                (257,800)                                                  (257,800)
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TOTAL STOCKHOLDERS' EQUITY                         3,254,900                                                  5,557,300
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                                                $ 12,369,600                                               $ 13,031,600
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TANGIBLE NET WORTH                              $    919,500                                               $  2,859,900
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FOOTNOTES:
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(1) Preferred Stock financing of $1.75 million less estimated fees and expenses of $200,000.

(2) Forgiveness of $133,300 in debt and conversion of $116,700 of notes into Common Stock by shareholder.

(3) Payment of $1.25 million of notes due the former Infotel shareholders and conversion of $635,700 into shares of Common Stock.